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Exhibit 10.22

CARLYLE REVIEW AGREEMENT

        THIS CARLYLE REVIEW AGREEMENT (the "Agreement"), dated as of March 12, 2002, is entered into by and among Carlyle Partners III, L.P., a Delaware limited partnership, ("CP III"), CP III Coinvestment, L.P., a Delaware limited partnership ("Coinvestment"), Carlyle High Yield Partners, L.P., a Delaware limited partnership ("High Yield Partners" and, collectively with CP III and Coinvestment, "Carlyle"), Specialtysemi, Inc., a Delaware corporation ("Specialtysemi") and Newport Fab, LLC, a Delaware limited liability company ("Newport Fab" and, together with Specialtysemi, the "Companies" and each a "Company").

Recitals

        WHEREAS, Carlyle directly and indirectly owns a majority of the equity securities of Specialtysemi and Newport Fab as of the date hereof;

        WHEREAS, Specialtysemi owns all of the membership interests of Newport Fab;

        WHEREAS, Carlyle has requested to be granted, and Specialtysemi and Newport Fab have agreed to grant to Carlyle, the right to review the books and records of each Company, including, without limitation, financial data (including projections) and operating data covering the business, operations and financial performance of the Companies (collectively, the "Books and Records"); and

        WHEREAS, Carlyle has requested to be granted, and each Company has agreed to grant to Carlyle, the right to consult with management of each Company regarding its operations.

Agreement:

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

        A.    Each Company shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of each Company in accordance with GAAP, to the extent GAAP is applicable. Each Company shall provide Carlyle with reasonable access to all Books and Records during regular business hours and allow Carlyle to make copies and abstracts thereof.

        B.    Carlyle shall have the right to consult from time to time with management of each Company at its place of business regarding operating and financial matters.

        C.    The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SPECIALTYSEMI, INC., a Delaware corporation
By:	/s/ CLAUDIUS E. WATTS IV
	Name:	Claudius E. Watts IV
	Title:	President
NEWPORT FAB, LLC, a Delaware limited liability company
By:	/s/ SCOTT SILCOCK
	Name:	Scott Silcock
	Title:	Director of Operations

CARLYLE PARTNERS III, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director
CP III COINVESTMENT, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership
By:	TCG High Yield, L.L.C., its General Partner
By:	TCG High Yield Holdings, L.L.C., its Managing Member
By:	TC Group, L.L.C., its sole Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

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  Exhibit 10.22
CARLYLE REVIEW AGREEMENT